UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2025

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement Amendment and Series B Warrant Amendment

On April 27, 2025, IN8bio, Inc. (the “Company”) entered into an Amendment No. 1 (the “SPA Amendment”) to Securities Purchase Agreement, dated September 30, 2024 (the “Purchase Amendment”), to amend the restrictions on certain equity sales by the Company set forth in the Purchase Agreement. In consideration for the SPA Amendment, the Company will enter into amendments with certain holders of the Series B common stock purchase warrants (“Series B Warrants”) to reduce the exercise price from $1.50 to $0.45 per share, to the extent such warrants are not exercised pursuant to the Warrant Exercises described below, the form of which amendment is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Warrant Exercises

On April 27, 2025, the Company entered into privately negotiated letter agreements with certain holders of outstanding series A common stock purchase warrants (“Series A Warrants”) and outstanding Series B Warrants. Pursuant to these letter agreements, these holders (the “Participating Holders”) agreed to exercise for cash Series A Warrants for the purchase of an aggregate of 7,178,934 shares of common stock and Series B Warrants for the purchase of an aggregate of 2,142,147 shares of common stock (the “Warrant Exercises”), in each case at a reduced exercise price of (a) $0.1844 per share for Participating Holders who are directors or executive officers of the Company and (b) $0.1784 per share for all other Participating Holders on or before 4:00 p.m. Eastern Time on May 2, 2025 (the “Termination Date”). To the extent these Warrant Exercises are not completed by the Termination Date, the warrants will terminate and no longer be available for exercise.

Warrant Exchanges

On April 27, 2025, the Company also entered into a privately negotiated letter agreements with Bios Clinical Opportunity Fund, LP (“Bios”) and William Ho who agreed, in exchange for pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,230,449 shares of common stock at an exercise price of $0.0001 per share, to surrender (i) Series A Warrants to purchase an aggregate of 656,208 shares of common stock and (ii) Series B Warrants to purchase an aggregate of 574,241 shares of common stock to the Company for cancellation (the “Warrant Exchanges” and, with the Warrant Exercises, the “Transactions”), and make a cash payment of $0.1783 per share (or $0.1843 per share for Mr. Ho), in each case on or before the Termination Date.

The Company expects to receive aggregate gross proceeds of approximately $1.9 million from the Transactions.

Pre-Funded Warrants

The Pre-Funded Warrants to be issued in connection with the Warrant Exchanges will have an exercise price of $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately and will be exercisable until such Pre-Funded Warrant is exercised in full. In lieu of a cash payment to the Company in payment of the aggregate exercise price upon exercise of a Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants. Under the terms of the Pre-Funded Warrants, the Company shall not effect the exercise of any portion of any Pre-Funded Warrant, and a holder shall not have the right to exercise any portion of any Pre-Funded Warrant, to the extent that after giving effect to such exercise, the holder (together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to such exercise. However, a holder may, upon written notice to the Company, increase or decrease such percentage to any other percentage not in excess of 19.99%; provided that any increase or decrease in such percentage will not be effective until 61 days after such notice is delivered to the Company.

The foregoing summary of the Pre-Funded Warrants, SPA Amendment and the letter agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Pre-Funded Warrants, SPA Amendment and forms of letters agreements, which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the letter agreements were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the letter agreements are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”).

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sales of Equity Securities.

The descriptions of the Transactions, including the description of the Pre-Funded Warrants, in Item 1.01 of this Current Report on Form 8-K, are incorporated herein by reference. Based in part upon the representations of the Exchanging Holders in the applicable letter agreements, the offering and sale of the Pre-Funded Warrants in the Warrant Exchanges will be consummated pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Pre-Funded Warrants to be issued in the Warrant Exchanges have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Bios and Mr. Ho have each represented that they are an accredited investor, as such term is defined in Rule 501(a) under the Securities Act, and that it is acquiring the Pre-Funded Warrants to be issued in such transaction for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions of the Series B Warrant Amendment and Warrant Exercises in Item 1.01 of this Current Report on Form 8-K, are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Transactions, the expected closing of the Transactions and the expected proceeds therefrom. Forward-looking statements may contain the words “expects,” “anticipates,” “intends,” “estimates,” “will,” “may,” “would,” “could,” “potential,” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of closing conditions related to the Transactions. There can be no assurance that the Company will be able to complete the Transactions on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of the date they are made and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Amendment to Series A Warrant issued to Participating Holders

4.3	Form of Amendment to Series B Warrant issued to Participating Holders

4.4	Form of Amendment to Series B Warrant

10.1	Amendment No. 1 to Stock Purchase Agreement, dated as of April 27, 2025

10.2	Form of Inducement Letter

10.3	Form of Exchange Letter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IN8bio, Inc.

Date: April 28, 2025	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)